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EXHIBIT 11--SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
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

                                                                             YEAR ENDED JUNE 30,
                                                            ---------------------------------------------------
                                                               1997                1996                 1995
                                                            ----------          ----------          -----------
Earnings (loss) before cumulative effect
    of change in accounting                                 $  284,149          $1,987,067          $(3,890,718)

Cumulative effect of change in accounting                         --                  --                 43,284
                                                            ----------          ----------          -----------

Net earnings                                                $  284,149          $1,987,067          $(3,847,434)
                                                            ==========          ==========          ===========

PRIMARY
Weighted average number shares outstanding
    during the year                                          6,606,211           6,562,830            6,013,393
Add:
    Common stock  equivalent  shares  (determined
      using  the  "treasury  stock" method)
      representing shares issuable upon exercise
      of common stock warrants                                    --                  --                   --
    Common stock equivalent shares (determined
      using the "treasury stock" method)
      representing shares issuable upon exercise
      of common stock options                                   58,113              38,244                 --
                                                            ----------          ----------          -----------
    Weighted average number of shares used in
      calculation of primary earnings per share              6,664,324           6,601,074            6,013,393
                                                            ==========          ==========          ===========
    Primary earnings (loss) per share
    Net earnings before cumulative effect
        of change in accounting                             $     0.04          $     0.30          $     (0.65)
    Cumulative effect of change in accounting                     --                  --                   0.01
                                                            ----------          ----------          -----------
    Net Earnings Per Share                                  $     0.04          $     0.30          $     (0.64)
                                                            ==========          ==========          ===========

FULLY DILUTED
Weighted average number of shares outstanding
    during the year                                          6,606,211           6,562,830            6,013,393
Add:
    Common stock  equivalent  shares  (determined
      using  the  "treasury  stock" method)
      representing shares issuable upon exercise
      of common stock warrants                                    --                  --                   --
    Common stock equivalent shares (determined
      using the "treasury stock" method)
      representing shares issuable upon exercise
      of common stock options                                   58,113              38,244                 --
                                                            ----------          ----------          -----------
    Weighted average number of shares used
        in calculation of fully diluted earnings
        per share                                            6,664,324           6,601,074            6,013,393
                                                            ==========          ==========          ===========
Fully diluted earnings (loss) per share
    Net earnings before cumulative effect
        Of change in accounting                             $     0.04          $     0.30          $     (0.65)
    Cumulative effect of change in accounting                     --                  --                   0.01
                                                            ----------          ----------          -----------
        Net Earnings Per Share                              $     0.04          $     0.30          $     (0.64)
                                                            ==========          ==========          ===========
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